                                                                    Exhibit 99.1
                                                                    ------------

                            Joint Filer Information
                            -----------------------

Name of Joint Filer:                          Applied Ventures, LLC

Address of Joint Filer:                       3050 Bowers Ave.
                                              Santa Clara, CA  95054

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol:     Adesto Technologies Corporation
                                              [IOTS]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):              8/26/2016

Designated Filer:                             Applied Materials, Inc.

Signature:

APPLIED VENTURES, LLC

/s/ Hann-Ching Chao
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Name:   Hann-Ching Chao
Title:  General Manager, Investment Director

August 30, 2016
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Date